Exhibit 1

AGREEMENT

AGREEMENT, dated as of March 26, 2015, by and among EdgePoint Investment Group Inc. (“EIG”), an Ontario corporation; Cymbria Corporation (“Cymbria”), an Ontario corporation; EdgePoint Canadian Growth & Income Portfolio (“EPC G&I”), an Ontario mutual fund trust; EdgePoint Canadian Portfolio (“EPC”), an Ontario mutual fund trust; EdgePoint Global Growth & Income Portfolio (“EPG G&I”), an Ontario mutual fund trust; EdgePoint Global Portfolio (“EPG” and together with Cymbria, EPC G&I, EPC and EPG G&I, the “Funds”), an Ontario mutual fund trust; and EdgePoint Wealth Management Inc. (“EPWM” and, collectively with EIG and the Funds, the “Parties” and each, a “Party”), an Ontario corporation.

WHEREAS, in accordance with Rule 13d-1(k) of the Securities Exchange Act of 1934 (the “Act”), only one such statement need be filed whenever two or more persons are required to file a statement pursuant to Section 13(d) of the Act with respect to the same securities, provided that said persons agree in writing that such statement is filed on behalf of each of them.

NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:

Each of the Parties hereby agrees, in accordance with Rule 13d-1(k) under the Act, to file one statement on Schedule 13G relating to its ownership of the Common Stock of AMN Healthcare Services, Inc. and hereby further agrees that said statement shall be filed on behalf of each Party.  Nothing herein shall be deemed to be an admission that the Parties, or any of them, are members of a “group” (within the meaning of Section 13(d) of the Act and the rules promulgated thereunder) with respect to any securities of AMN Healthcare Services, Inc.

IN WITNESS WHEREOF, the parties have executed this agreement as of the date first written above.

EDGEPOINT INVESTMENT GROUP INC.

By:	/s/ Patrick Farmer

CYMBRIA CORPORATION

By:	/s/ Patrick Farmer

EDGEPOINT CANADIAN GROWTH & INCOME PORTFOLIO
By: EdgePoint Investment Group Inc., as manager

By:	/s/ Patrick Farmer

EDGEPOINT CANADIAN PORTFOLIO
By: EdgePoint Investment Group Inc., as manager

By:	/s/ Patrick Farmer

EDGEPOINT GLOBAL GROWTH & INCOME PORTFOLIO
By: EdgePoint Investment Group Inc., as manager

By:	/s/ Patrick Farmer

EDGEPOINT GLOBAL PORTFOLIO
By: EdgePoint Investment Group Inc., as manager

By:	/s/ Patrick Farmer

EDGEPOINT WEALTH MANAGEMENT INC.

By:	/s/ Patrick Farmer